Independent Auditors' Consent



To the Shareholders and Board of Directors of Smith Barney Massachusetts Municipals Fund

We consent to the use of our reports, as listed below, with respect to the Fund incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights"in the Prospectus and Independent Auditors in the Statement of Additional
Information.

Date of Independent Auditors Report 	January 10, 1997


KPMG Peat Marwick LLP


New York, New York
March 24, 1997